SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2022

Wikisoft Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-56239	35-2675388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

315 Montgomery Street San Francisco, CA	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800)-706-0806

Wikisoft Corp. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

SECTION 5 – Corporate Governance and Management

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

We filed Articles of Merger with the Secretary of State of Nevada in order to effectuate a merger with our wholly-owned subsidiary, Quality Industrial Corp. Shareholder approval was not required under Section 92A.180 of the Nevada Revised Statutes. As part of the merger, our board of directors authorized a change in our name to “Quality Industrial Corp.” and our Articles of Incorporation have been amended to reflect this name change.

A copy of the Articles of Merger is attached to this Current Report as Exhibit 3.1 and is incorporated by reference herein.

We have submitted the required information to FINRA and we have been provided a market effective date of August 4, 2022. Our common stock will trade under the symbol “QIND” that more resembles our new name.

SECTION 9 – Financial Statements and Exhibits

ITEM 9.01	Financial Statements and Exhibits

Exhibit No.	Description
3.1	Articles of Merger

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quality Industrial Corp.

/s/ Carsten Kjems Falk

Carsten Kjems Falk

President

Date: August 4, 2022

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